Exhibit 5.1

 LETTERHEAD OF DAVID M. BOVI, P.A.

September 8, 2016

Board of Directors

Lightwave Logic, Inc.

1831 Lefthand Circle, Suite C

Longmont, CO 80501

Re:

Lightwave Logic, Inc.

Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Lightwave Logic, Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 3,000,000 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) pursuant to the Lightwave Logic, Inc. 2016 Equity Incentive Plan (the “Plan”). The shares of Common Stock that are to be issued under the Plan are collectively referred to herein as the “Shares.”

In connection with the foregoing, we have examined and are familiar with the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the “Registration Statement”), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, as applicable, will be validly issued and are fully paid and non-assessable.

The opinion set forth above is limited to the Federal laws of the United States of America and the Nevada Revised Statutes, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ David M. Bovi, P.A.

David M. Bovi, P.A.